UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           May 2, 2018

Superior Uniform Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida (Address of principal executive offices)		33772 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

CID Resources Acquisition

On May 2, 2018, Superior Uniform Group, Inc., a Florida corporation (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with CID Resources, Inc., a Delaware corporation (the “Target”), CID Resources Holdings LLC, a Delaware limited liability company (the “Seller”), and certain of the equityholders of the Seller (such signatories, the “Equityholders”). Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding common stock and Series A preferred stock of the Target effective as of May 2, 2018. The Target, headquartered in Coppell, Texas, manufactures medical uniforms, lab coats, and layers, and sells its products to specialty uniform retailers, ecommerce medical uniform retailers, and other retailers.

The purchase price in the acquisition consists of the following, subject to adjustment in accordance with the terms of the Purchase Agreement: (a) approximately $84.4 million in cash, subject to adjustment for cash on hand, indebtedness, unpaid Seller expenses and working capital (excluding cash), in each case as of the closing date, and (b) the issuance of 150,094 shares of the Company’s common stock (representing approximately $4.0 million) to an Equityholder (the “Buyer Shares”). Any working capital adjustment will be based on the difference between working capital as of the closing date and a target amount of approximately $39.5 million.

The acquisition was funded by the Company with available cash and borrowings under the Credit Facilities described below.

The Purchase Agreement contains negotiated representations, warranties, covenants and indemnification provisions by the parties, which are believed to be customary for transactions of this type utilizing representations and warranties insurance (“R&W Insurance”). The indemnification obligations of the Seller and the Equityholders that arise from breaches of non-fundamental representations or warranties only apply with respect to aggregate liabilities in excess of a specified deductible, are generally subject to an indemnification cap and, with the exceptions of tax-related representations, are only effective for specified periods after closing. Portions of the cash purchase price will be held in escrow to (i) secure purchase price adjustments and (ii) satisfy certain indemnification obligations of the Seller and the Equityholders. The Company has also secured general and excess coverage for certain breaches of representations and warranties of the Seller and the Equityholders and general coverage for unknown pre-closing tax obligations under R&W Insurance policies, subject to certain exclusions and retention amounts.

In connection with the transaction, the Company entered into various related agreements, including without limitation, a registration rights agreement with the recipient of the Buyer Shares providing for piggy-back registration rights, a restrictive covenants agreement with the Equityholders, a support agreement with certain direct and indirect equityholders of the Seller who are not party to the Purchase Agreement, employment agreements and various other agreements. The recipient of the Buyer Shares and its sole equityholder also agreed in the Purchase Agreement to a 180-day lockup restriction on the transfer of Buyer Shares, subject to limited exceptions.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The representations and warranties in the Purchase Agreement were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and as of the specified dates noted therein.  Furthermore, such representations and warranties may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to shareholders, among other limitations. The Company’s shareholders are not third party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or of the Target.

Credit Facilities

Concurrently with the closing of the acquisition described above, the Company entered into an Amended and Restated Credit Agreement, dated as of May 2, 2018 (the “Amended and Restated Credit Agreement”), with its existing lender, Branch Banking & Trust Company, a North Carolina banking corporation (the “Lender”), pursuant to which the Company’s existing revolving credit facility was increased from $35 million to $75 million and the Lender provided an additional term loan in the principal amount of $85 million. No principal payments are due on the $85 million term loan prior to its maturity. The term of the revolving credit facility was extended until May 2023 and the $85 million term loan matures in May 2020. The Company’s existing term loan with the Lender in the principal amount of $42 million remains outstanding with a maturity date of February 2024 and with the same amortization schedule. The revolving credit facility, existing term loan and additional term loan are collectively referred to as the “Credit Facilities.”

Obligations outstanding under the revolving credit facility and the $42 million term loan generally have a variable interest rate of LIBOR plus 0.68%. Obligations outstanding under the new $85 million term loan generally have a variable interest rate of LIBOR plus 0.93% for the first twelve months after the effective date, 1.5% for the period from thirteen months through eighteen months after the effective date, and 1.75% thereafter. The Company is obligated to pay a commitment fee of 0.10% per annum on the average unused portion of the commitment under the revolving credit facility and a commitment fee of 0.25% on the outstanding balance of the $85 million term loan on the thirteenth month and nineteenth month following the effective date of such loan. The available balance under the revolving credit facility is reduced by outstanding letters of credit.

The Amended and Restated Credit Agreement contains customary events of default and negative covenants, including but not limited to those governing indebtedness, liens, fundamental changes, investments, restricted payments, and sales of assets. The Amended and Restated Credit Agreement also requires the Company to comply with a fixed charge coverage ratio of at least 1.25:1 and a funded debt to EBITDA ratio not to exceed 4.0:1.  The Credit Facilities are secured by substantially all of the operating assets of the Company as collateral, and the Company’s obligations under the Credit Facilities are guaranteed by all of its domestic subsidiaries, including the Target. The Company’s obligations under the Credit Facilities are subject to acceleration upon the occurrence of an event of default as defined in the Amended and Restated Credit Agreement.

The foregoing summary of the Amended and Restated Credit Agreement and the transactions contemplated thereby is qualified in its entirety by reference to the text of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.01.      Completion of Acquisition or Disposition of Assets.

As described in Item 1.01 above under the section titled “CID Resources Acquisition,” effective May 2, 2018, the Company acquired all of the issued and outstanding common stock and Series A preferred stock of the Target pursuant to the Purchase Agreement.

The terms of the acquisition disclosed in Item 1.01 under the section titled “CID Resources Acquisition” are incorporated herein by reference.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described in Item 1.01 above under the section titled “Credit Facilities,” on May 2, 2018, the Company’s existing revolving credit facility was increased, its existing term loan remains outstanding and a new term loan was added.

The terms of the Credit Facilities disclosed in Item 1.01 under the section titled “Credit Facilities” are incorporated herein by reference.

Item 3.02.      Unregistered Sales of Equity Securities.

As described in Item 1.01 above under the section titled “CID Resources Acquisition,” effective May 2, 2018, the Company acquired all of the issued and outstanding common stock and Series A preferred stock of the Target pursuant to the Purchase Agreement. The purchase consideration included the issuance of shares of the Company’s common stock (representing approximately $4.0 million) to an Equityholder. The terms of the share issuance disclosed in Item 1.01 under the section titled “CID Resources Acquisition” are incorporated herein by reference.

The Company issued such shares pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended. The shares are subject to a 180-day lock-up and piggy-back registration rights.

Item 7.01.     Regulation FD Disclosure.

On May 3, 2018, the Company issued a press release announcing the above transactions, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. On May 3, 2018, the Company furthermore posted the presentation furnished as Exhibit 99.2 hereto on its website.

Item 9.01.     Financial Statements and Exhibits.

(a)  and (b) Financial Statements:

The Company intends to file by way of amendment to this Current Report on Form 8-K the historical and pro-forma financial statements of the Target required by this Item 9.01 within 71 days of the required filing date of this Current Report on Form 8-K.

(d)            Exhibits:

2.1	Stock Purchase Agreement, dated as of May 2, 2018, by and among CID Resources, Inc., CID Resources Holdings LLC, certain equityholders thereof and Superior Uniform Group, Inc.*

10.1	Amended and Restated Credit Agreement, dated as of May 2, 2018

99.1	Press Release, dated as of May 3, 2018, issued by Superior Uniform Group, Inc.

99.2	Investor Presentation, dated as of May 3, 2018

* Certain exhibits and schedules to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibits and schedules will be furnished to the Securities and Exchange Commission upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Forward-Looking Statements

This report and the attached press release and investor presentation contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified by use of the words “may”, “will”, “should”, “could”, “expect”, “anticipate”, “estimate”, “believe”, “intend”, “project”, “potential”, or “plan” or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation: (1) projections of revenue, income, and other items relating to our financial position and results of operations, (2) statements of our plans, objectives, strategies, goals and intentions, including with respect to CID Resources; (3) statements regarding the capabilities, capacities, market position and expected development of our business operations, including CID Resources and (4) statements of expected industry and general economic trends. Such forward-looking statements are subject to certain risks and uncertainties that may materially adversely affect the anticipated results. Such risks and uncertainties include, but are not limited to, the following: the impact of competition; general economic conditions, including employment levels, in the areas of the United States in which the Company’s customers are located; changes in the healthcare, industrial, commercial, leisure and public safety industries where uniforms and service apparel are worn; our ability to identify suitable acquisition targets, successfully integrate any acquired businesses (such as CID Resources), successfully manage our expanding operations, or failure to discover liabilities associated with such businesses, including CID Resources, during the diligence process; the price and availability of cotton and other manufacturing materials; attracting and retaining senior management and key personnel and other factors described in the Company’s filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements made herein and in the press release and investor presentation and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein and in the press release and investor presentation are only made as of the date hereof and thereof and we disclaim any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR UNIFORM GROUP, INC.

By:/s/ Andrew D. Demott, Jr. Name: Andrew D. Demott, Jr. Title: Chief Operating Officer, Chief Financial Officer and Treasurer
Date: May 3, 2018